UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2026

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2026, the Board of Directors of Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately. The Amendment amends Section 1.6 of Article I of the Bylaws to provide that, (i) except as otherwise required by applicable law, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or the Bylaws, the presence in person or by proxy of the holders of one-third (1/3) of the shares of capital stock of the Company entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting and (ii) where a separate vote by a class or classes or series is required, except as otherwise required by applicable law, the Certificate of Incorporation, or the Bylaws, the presence in person or by proxy of the holders of one-third (1/3) of the shares of such class or classes or series entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business with respect to such vote.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
3.1	Amended and Restated Bylaws of Envirotech Vehicles, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: June 29, 2026	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer